EPIC FINANCIAL CORPORATION
                           3300 IRVINE AVE.
                               SUITE 220
                        NEWPORT BEACH, CA 92660
                       TELEPHONE - 949.622.1130
                          FAX - 949.622.1134

                             PRESS RELEASE

Contact Person:  William R. Parker, President      Symbol:  OTCBB: EPFL

           EPIC FINANCIAL CORPORATION DISCLOSES GROWTH PLANS

Newport Beach, CA. July 28, 2003 - William R. Parker, President of Epic Financial Corporation (OTCBB: EPFL) announced today the Company's plans to grow its mortgage business operations and to expand its business operations into other financial and investment services.

Mr. Parker said, "With our recent announcements of signed Letters of Intent to acquire Key Mortgage Corporation and Mission Equity, we are now poised to implement our strategic growth plans which have been under development for some months. We intend to not only expand our residential mortgage operations on both the retail and wholesale level, but also to enter into other areas of the financial and investment services operations."

Epic Financial Corporation expects that the operations of its wholly-owned subsidiary, American National Mortgage will expand its present retail residential mortgage lending operations through the opening of additional offices in Southern California. Furthermore, American National is negotiating the extension of one or more warehouse lines of credit that will enable it to initiate its wholesale lending operations and fund mortgage loans originated by a variety of mortgage brokers and other lending sources. American National is currently negotiating and expects to enter into strategic alliances with these loan originators to be the sole-source wholesale lender for these retail mortgage operations.

At the same time, Epic Financial Corporation intends to expand its mortgage operations outside of the State of California through the acquisition  of  the  Phoenix, Arizona-based Key Mortgage  Corporation.
When acquired, Key Mortgage will operate as a separate wholly-owned subsidiary, focusing on retail residential mortgage operations. The acquisition of Key Mortgage will also provide American National with additional wholesale lending operations, as it is anticipated that American National will fund a substantial volume of the loans originated by Key Mortgage.

Finally, the acquisition of Mission Equity will expand the business of Epic Financial into other areas of the financial and investment services business arena. Epic Financial intends to convert Mission Equity into a mult-purpose or "hybrid" Real Estate Investment Trust
(REIT) upon completion of the proposed acquisition. Mission Equity will continue to develop and management commercial and industrial real estate properties under the plan of operations. In addition, Epic Financial intends that Mission Equity will also provide warehouse lines of credit to Epic Financial's wholesale lending operations and securitize mortgage loans for investment purposes. Mission Equity may also participate in other investment opportunities not related to the mortgage industry.

Mr. Parker concluded by stating that, "It is our intention to participate in numerous areas of the financial services sector of the business world. The proposed acquisitions of Key Mortgage and Mission Equity are the next steps in our anticipated growth to achieve this goal."



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About Epic Financial Corporation

Epic Financial Corporation is a financial services holding company, which provides a network to mortgage bankers, brokers, both retail and wholesale through our wholly-owned mortgage company. For further information about the Company please look at our website, http://www.4epic.com.

A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of
Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, and goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will,"
"anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of Epic Financial Corporation with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.